TheStreet.com, Inc. Reports Second and Third Quarter 2009 Results,

Estimates Certain Fourth Quarter 2009 Results

and Restates Certain Prior Period Results

Delivers Positive Revenue Trends in Core Businesses; Increases Balance of Cash and Marketable Securities to over $82 million

Anticipates Timely Regaining Compliance with Nasdaq Listing Rules

NEW YORK, January 25, 2010 – TheStreet.com, Inc. (Nasdaq: TSCM; http://www.thestreet.com), a leading digital financial media company, today reported financial results for the second and third quarters of 2009 and estimates of certain fourth quarter results. The Company also reported a restatement of certain items of its previously reported results for 2008 as a result of its earlier announced review of accounting matters related to a non-core subsidiary, Promotions.com – which the Company divested in December 2009.

“We are pleased to have concluded the review of accounting in our former Promotions.com subsidiary and to resume reporting our results, as we have been enjoying favorable trends in the Company’s remaining businesses for the past couple of quarters,” said Daryl Otte, the Company’s Chief Executive Officer. “Bookings in our paid services have seen double-digit percentage increases in the second half of 2009 as compared to the prior year period, after having been down in the first half. As bookings are the precursor to higher paid services revenue, this positions us well for 2010. In addition to our strong bookings performance since mid-year, we are pleased that our subscriber counts have risen each quarter after March 2009.

“Our marketing services business excluding the divested Promotions.com subsidiary also is experiencing favorable trends. The large year-over-year revenue decline we witnessed in the first quarter, flattened in each of the second and third quarters, and our fourth quarter results exceeded the prior year results, for the first time in five quarters.

“During the past year, we have concentrated on strengthening our management team, reducing costs and honing our strategic focus. In December, we enhanced our paid services team through the acquisition of Kikucall, Inc., an online subscription marketing firm, and sold the Promotions.com subsidiary in order to sharpen our focus on our core businesses of providing financial information services to paid subscribers and through ad-supported platforms. We also hired a new Chief Information Officer this month and General Counsel last June.

“We note that our bottom line will benefit from the divestiture of the Promotions.com subsidiary, which provided a negative contribution of $2.2 million in the first 9 months of 2009 and a negative contribution of $2.2 million in fiscal 2008.

“We are excited to be starting 2010 with all of our businesses showing good momentum, having a strong balance sheet – with over $82 million of Cash(1) and marketable securities and no debt at year-end 2009 – and generating positive Adjusted EBITDA(2). We intend to continue refining and improving our product offerings and to enhance our leading position in the online financial media space. We believe that 2010 will be a year of many opportunities for us and look forward to re-engaging with our investors and reporting on our progress,” Mr. Otte concluded.

Financial Highlights of Second and Third Quarter 2009

Note – as discussed below, the Company will restate certain items of its consolidated financial statements for the year ended December 31, 2008 and the quarters within such fiscal year. The 2008 period results discussed below reflect the impact of the anticipated restatement. Please see unaudited tables attached to this press release for description of previously reported 2008 period results, anticipated adjustments in connection with the restatement and anticipated restated results.

The Company recorded revenue of $15.0 million in the second quarter of 2009, a reduction of 19% as compared to a restated $18.4 million in the second quarter of 2008. Operating expenses in the second quarter of 2009 were $15.2 million, a reduction of 14% as compared to a restated $17.6 million in the prior year period. The Company had net income of $0.3 million in the second quarter of 2009, as compared to a restated net income of $1.1 million in the prior year period. The Company reported basic and diluted net income per share attributable to common stockholders of $0.01 and $0.01, respectively, in the second quarter of 2009, as compared with a restated $0.03 and $0.03, respectively, in the prior year period. Adjusted EBITDA for the second quarter of 2009 was $2.0 million, as compared to a restated $3.3 million for the prior year period.

The Company recorded revenue of $15.2 million in the third quarter of 2009, a reduction of 11% as compared to a restated $17.0 million in the third quarter of 2008. Operating expenses in the third quarter of 2009 were $16.9 million, a reduction of 6% as compared to a restated $18.0 million in the prior year period. The Company had a net loss of $(1.4) million in the third quarter of 2009, as compared to a restated net loss of $(0.7) million in the prior year period. The Company reported basic and diluted net loss per share attributable to common stockholders of $(0.05) and $(0.05), respectively, in the third quarter of 2009, as compared with a restated $(0.03) and $(0.03), respectively, in the prior year period. Adjusted EBITDA for the third quarter of 2009 was $1.7 million, as compared to a restated $1.5 million for the prior year period.

As previously disclosed, the Company sold its Promotions.com subsidiary in December 2009. Attached to this press release are schedules that describe the impact of the Promotions.com subsidiary on the Company’s quarterly consolidated results since January 2008.

Certain Estimated Results for Fourth Quarter 2009

The Company also announced certain estimated results for the quarter ended December 31, 2009, as follows:

•

The Company expects its paid services revenue will be in the range of $9.5-$9.7 million, as compared to $9.9 million in the prior year period, with the decline primarily reflecting the year-over-year decline in paid services bookings experienced in the first half of the year. The Company expects its paid services bookings will increase from the prior year period by approximately 10%-13%. (The restatement of certain 2008 period results will not affect the Company’s paid services revenue.)

•

The Company expects its marketing services revenue, including the Promotions.com subsidiary through its divestiture in December 2009, will be in the range of $6.7-$6.9 million, as compared to a restated $7.5 million in the prior year period.

•

The Company expects its marketing services revenue, excluding the Promotions.com subsidiary, will be in the range of $5.5-$5.6 million, as compared to $5.3 million in the prior year period. (The restatement of certain 2008 period results will not affect the Company’s marketing services revenue, excluding the Promotions.com subsidiary.)

•

The Company expects its balance of Cash and marketable securities at December 31, 2009 will be approximately $82.7 million, an increase of $6.3 million from December 31, 2008. The increase primarily reflects the Company’s operating cash flow, together with the receipt of $1.0 million in cash from the sale of the Promotions.com subsidiary, offset in part by (i) cash payments totaling $5.5 million in connection with (a) the acquisition of Kikucall, (b) fees to professional advisors in connection with the acquisition of Kikucall and divestiture of the Promotions.com subsidiary and (c) expenses incurred in connection with the Review described below; and (ii) payment of $3.6 million in dividends. The Company had no debt at December 31, 2009.

The Company notes that the above estimates for the quarter ended December 31, 2009 are preliminary, and may be subject to change.

Summary of Results of Accounting Review

The Company previously announced that it had identified an issue relating to its recording of certain revenue of its Promotions.com subsidiary, which the Company had acquired in August 2007 (and which, as noted above, the Company subsequently has sold) and that, as a result, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) engaged outside counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and accounting experts, AlixPartners LLP, and conducted an independent review of accounting matters related to the Promotions.com subsidiary (the “Review”). As a result of the Review, the Audit Committee concluded that, due to certain inaccuracies in the previously issued consolidated financial statements as of and for the year ended December 31, 2008 and the fiscal quarters within such fiscal year, respectively (collectively, the “2008 Periods”), such consolidated financial statements no longer should be relied upon. The Company will restate its consolidated financial statements for the year ended December 31, 2008 and anticipates filing, on or before February 8, 2010, a Form 10-K/A for the year ended December 31, 2008, which shall contain certain revised results for the quarters within such fiscal year. The Company also anticipates revising certain amounts in its consolidated financial statements for the quarter ended March 31, 2009 related to this matter, including a reduction of revenue of approximately $0.5 million, a reduction of expense of approximately $0.1 million, and an increase in each of operating loss and net loss of approximately $0.4 million.

A summary of the anticipated restated financials are attached to this press release. The restatement will not affect the Company’s previously reported cash, cash equivalents, restricted cash and marketable securities. The restatement will make adjustments to correct errors related to the timing of recognition of revenue within the Promotions.com subsidiary and make adjustments to revenue and expense related to transactions with certain third parties involving the Promotions.com subsidiary, in which the Company contracted both to provide services to, and receive services from, such third parties. The adjustments will result in reduced revenue in certain quarters, and increased revenue in other quarters, as compared to results previously reported; reduced expense in certain quarters, as compared to results previously reported; and reduced net income (or increased net loss) in certain quarters, and reduced net loss in other quarters, as compared to results previously reported. Moreover, as a result of the restatement, certain revenue previously reported within 2008 Periods will be deferred and recognized in 2009.

Certain inaccuracies identified in the Review affected the Company’s previously reported consolidated financial statements for the year ended December 31, 2007 (“FY’07”), and quarters ended September 30, 2007 (“Q3’07”) and December 31, 2007 (“Q4’07”) (collectively, the “2007 Periods”), however the Company concluded that such errors were not material to the Company’s consolidated financial statements for the 2007 Periods and therefore such consolidated financial statements will not be restated. The Company provides disclosure below of the impact of the errors identified in the Review on such consolidated financial statements: (i) revenue (all of which was recorded in the Company’s interactive marketing services within the Company’s marketing services) was overstated by approximately $0.8 million, $0.1 million and $0.8 million, respectively, in Q3’07, Q4’07 and FY’07, respectively; (ii) operating expense was overstated by approximately $0.03 million, $0.04 million and $0.07 million, respectively, in Q3’07, Q4’07 and FY’07, respectively; and (iii) each of operating income, net income and EBITDA was overstated by approximately $0.7 million, $0.03 million and $0.8 million, respectively, in Q3’07, Q4’07 and FY’07, respectively. The errors did not affect the Company’s previously reported cash flows from operating activities, cash flows from investing activities or cash flows from financing activities for the 2007 Periods.

As previously reported, the Company had received from Nasdaq an exception allowing the Company to regain compliance by February 8, 2010, with the Nasdaq listing rule that requires the filing of all required periodic financial reports with the Securities and Exchange Commission. The Company anticipates regaining compliance with that Nasdaq listing rule on or before February 8, 2010.

TheStreet.com will conduct a conference call Monday, January 25, 2010, at 4:30 p.m. EST to discuss these preliminary results. To participate in the call, dial (866) 730-5767 (domestic) or (857) 350-1591 (international). The passcode for the call is 88920700.

To access the Web cast of the call please visit:

http://www.thestreet.com/investor-relations/index.html?detailInclude=IROL-IRhome

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About TheStreet.com

TheStreet.com is a leading digital financial media company. The Company’s network includes the following properties: TheStreet.com, RealMoney.com, Stockpickr.com, BankingMyWay.com, MainStreet.com, and Rate-Watch.com. For more information and to get stock quotes and business news, visit http://www.thestreet.com.

(1) “Cash” includes cash, cash equivalents and restricted cash.

(2) To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), TheStreet.com, Inc. uses non-GAAP measures of certain components of financial performance, including “EBITDA”, “Adjusted EBITDA” and “free cash flow.” EBITDA is adjusted from results based on GAAP to exclude interest, taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund capital expenditures. EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations. Adjusted EBITDA further eliminates the impact of noncash stock compensation and impairment expenses, as well as other non-standard one-time charges. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure.

All statements contained in this press release other than statements of historical facts are deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission, that could cause actual results to differ materially from those reflected in the forward-looking statements. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Source: TheStreet.com, Inc.

CONTACT: TheStreet.com, Inc.

Gregory Barton

Phone: 212-321-5484

Email: IR@thestreet.com